UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2008 (December 18, 2008)
MOBILE MINI, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona	85283

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 894-6311

Former name or former address, if changed since last report: Not Applicable
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1
EX-99.2

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On December 18, 2008, Mobile Mini, Inc. (the “Company”) agreed upon and executed employment agreements with its new Chief Operating Officer–North America, Jody Miller (“Miller”) and its former Chief Operating Officer and new Senior Vice President Russell C. Lemley (“Lemley”). A brief description of each employment agreement is provided below. A copy of each agreement is attached as an Exhibit to this report, and is incorporated herein.
1. Mr. Miller
          On December 18, 2008, the Company agreed upon and executed an employment agreement with Mr. Miller. This employment agreement provides for Mr. Miller’s employment as an Executive Vice President of the Company (with the initial title of Chief Operating Office – North America) for a term commencing on January 5, 2009 and expiring on December 31, 2009. Notwithstanding this fixed term, the employment agreement automatically renews for successive one-year periods beginning on December 31, 2009 and on each December 31st thereafter, unless the Company or Mr. Miller gives 90-day prior written notice of an intention to terminate employment on the last day of the then-current employment period.
          Under the employment agreement, Mr. Miller will be paid a base annual salary of $264,600. The base salary will be reviewed annually. Mr. Miller is eligible for an incentive bonus subject to the terms and conditions of the Company’s incentive bonus plan and as the Compensation Committee of the board of directors may determine. He is eligible for all equity-based employee benefit plans maintained by the Company including, but not limited to, the Company’s 2006 Equity Incentive Plan. He will receive a 2009 equity grant consisting of restricted stock having a fair market value of $300,000 on the date of the award. He will also receive certain other benefits, including participation in all employee benefit plans, vacation and sick leave, reimbursement of travel expenses and the payment of his automobile lease, following the expiration of which the Company will give him an automobile allowance of $650 per month.
          The Company may terminate the employment agreement for Cause (as defined in the agreement), including upon (i) commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company, (ii) dishonesty or willful misconduct in the performance of duties, (iii) willful violation of any law, rule or regulation in connection with the performance of duties, or (iv) material breach of the employment agreement by Mr. Miller. The Company may also terminate the agreement upon Mr. Miller’s disability or by written notice.
          Mr. Miller may terminate the employment agreement for Good Reason (as defined in the agreement), including upon (i) assignment to Mr. Miller of material duties inconsistent with those originally contemplated by the employment agreement, (ii) a reduction in base salary (excluding “across the board” reductions for all senior executives), (iii) breach of the employment agreement by the Company, (iv) purported termination for Cause by the Company where such Cause does not exist, (v) in the case of assignment of the employment agreement by the Company, failure of the Company to obtain from such assign an agreement to assume and agree to perform under the employment agreement, or (vi) the Company requiring Mr. Miller to travel away from the Kansas City area contrary to the terms of the employment agreement. Mr. Miller may also voluntarily terminate the employment agreement by 90-day prior written notice to the Company.
          The employment agreement may terminate upon a Change of Control of the Company (as defined in the agreement), including i) an acquisition by any person of more than 35% of the voting shares of the Company, (ii) a change in more than 1/3 of the members of the board of directors, or (iii) the consummation of a merger, consolidation, reorganization, liquidation or dissolution, or sale of all or substantially all of the assets of the Company.
          Upon termination by the Company for Cause, death or disability, or upon voluntary termination by Mr. Miller other than for Good Reason, Mr. Miller or his estate is entitled to any Accrued Compensation (as defined in the agreement) and, in the case of death or disability, a prorated amount of his cash bonus

(determined by the average cash bonus amount paid in the preceding two years). Upon (i) termination by Mr. Miller for Good Reason, (ii) termination by the Company without Cause, or (iii) termination within one year of a Change of Control of the Company, Mr. Miller is entitled to any Accrued Compensation plus a lump-sum severance payment of an amount equal to (a) in the case of Good Reason or without Cause, one times the sum of his then-current annual base salary (“Salary”) and the Payment Amount (defined in the employment agreement as 70% of his annual base salary in effect in the year in which termination occurs), and (b) in the case of a Change in Control and termination within one year thereafter, two times the sum of his Salary and the Payment Amount. In addition, the Company will continue to pay certain health insurance amounts for Mr. Miller and his dependents for a period of up to 24 months. Upon a Change in Control or a termination of employment (not including termination by the Company for Cause or voluntary termination by Mr. Miller for other than Good Reason), his equity-based compensation awards shall vest in full in most circumstances.
     The agreement also provides that Mr. Miller will not solicit employees or customers of the Company during his employment or within two years of the termination of his employment.
2. Mr. Lemley
          On December 18, 2008, the Company agreed upon and executed an Employment Agreement with Mr. Lemley. This employment agreement provides for Mr. Lemley’s continued employment as a senior vice president of the Company for a term commencing on January 5, 2009 and expiring on December 31, 2009. Notwithstanding this fixed term, the employment agreement automatically renews for successive one-year periods beginning on December 31, 2009 and on each December 31st thereafter, unless the Company or Mr. Lemley gives 90-day prior written notice of an intention to terminate employment on the last day of the then-current employment period.
          Under the employment agreement, Mr. Lemley will be paid a base annual salary of $245,000. The base salary will be reviewed annually. Mr. Lemley is eligible for an incentive bonus subject to the terms and conditions of the Company’s incentive bonus plan and as the Compensation Committee of the board of directors may determine. He is eligible for all equity-based employee benefit plans maintained by the Company including, but not limited to, the Company’s 2006 Equity Incentive Plan. He will also receive certain other benefits, including participation in all employee benefit plans, vacation and sick leave, and an automobile allowance of $500 per month.
          The Company may terminate the employment agreement for Cause (as defined in the agreement), including upon (i) commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company, (ii) dishonesty or willful misconduct in the performance of duties, or (iii) willful violation of any law, rule or regulation in connection with the performance of duties. The Company may also terminate the agreement upon Mr. Lemley’s disability or by written notice.
          Mr. Lemley may terminate the employment agreement for Good Reason (as defined in the agreement), including upon (i) assignment to Mr. Lemley of material duties inconsistent with those originally contemplated by the employment agreement, (ii) a reduction in base salary (excluding “across the board” reductions for all senior executives), (iii) breach of the employment agreement by the Company, (iv) purported termination for Cause by the Company where such Cause does not exist, (v) in the case of assignment of the employment agreement by the Company, failure of the Company to obtain from such assign an agreement to assume and agree to perform under the employment agreement, and (vi) relocation of Mr. Lemley to an office outside the Phoenix metropolitan area. Mr. Lemley may also voluntarily terminate the employment agreement by 90-day prior written notice to the Company.
          The employment agreement may terminate upon a Change of Control of the Company (as defined in the agreement), including (i) an acquisition by any person of more than 35% of the voting shares of the Company, (ii) a change in more than 1/3 of the members of the board of directors, or (iii) the consummation of a merger, consolidation, reorganization, liquidation or dissolution, or sale of all or substantially all of the assets of the Company.

          Upon termination by the Company for Cause, death or disability, or upon voluntary termination by Mr. Lemley other than for Good Reason, Mr. Lemley or his estate is entitled to any Accrued Compensation (as defined in the agreement) and, in the case of death or disability, a prorated amount of his cash bonus (determined by the average cash bonus amount paid in the preceding two years). Upon (i) termination by Mr. Lemley for Good Reason, (ii) termination by the Company without Cause, or iii) termination within one year of a Change of Control of the Company, Mr. Lemley is entitled to any Accrued Compensation plus a lump-sum severance payment of an amount equal to (a) in the case of Good Reason or without Cause, one times the sum of his then-current annual base salary (“Salary”) and the Payment Amount (defined in the employment agreement as 45% of his annual base salary in effect in the year in which termination occurs), and (b) in the case of a Change in Control and termination within one year thereafter, two times the sum of his Salary and the Payment Amount. In addition, the Company will continue to pay certain health insurance amounts for Mr. Lemley and his dependents for a period of up to 24 months. Upon a Change in Control or a termination of employment (not including termination by the Company for Cause or voluntary termination by Mr. Lemley for other than Good Reason), his equity-based compensation awards shall vest in full in most circumstances.
          The agreement also provides that Mr. Lemley will not solicit employees or customers of the Company during his employment or within two years of the termination of his employment.

Item 9.01	Financial Statements and Exhibits.
The employment agreements for Mr. Miller and Mr. Lemley are filed as Exhibits 99.1 and 99.2, respectively, to this Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILE MINI, INC.
By:	/s/ Mark Funk
Mark Funk
Executive Vice President and Chief Financial Officer

Dated: December 22, 2008

EXHIBIT INDEX

99.1	Employment Agreement, dated as of December 18, 2008, by and between Mobile Mini, Inc., a Delaware corporation, and Jody Miller.

99.2	Employment Agreement, dated as of December 18, 2008, by and between Mobile Mini, Inc., a Delaware corporation, and Russell C. Lemley.